Exhibit 4.2

                      [FORM OF FACE OF  WARRANT CERTIFICATE]

 No.  AW                                               __________Warrants


                          VOID AFTER TERMINATION DATE
                    (As Defined in the Warrant Agreement)

                      WARRANT CERTIFICATE FOR PURCHASE
                              OF COMMON STOCK
                              WORK RECOVERY, INC.


     This certifies that FOR VALUE RECEIVED __________________ or Registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non assessable share of Common Stock, $0.01 par value (" Common Stock"), of Work Recovery, Inc., a Delaware corporation (the "Company"), at any time between February 1, 1997, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Harris Trust and Savings Bank, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $2.50 for each Warrant exercised (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Work Recovery, Inc.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to and governed by the terms and conditions set forth in the Warrant Agreement effective as of February 1, 1997 (the "Warrant Agreement"), by and between the Company and the Warrant Agent.
A copy of the Warrant Agreement may be obtained upon request from the Company at 2341 S. Friebus, Suite 14, Tucson, Arizona 85713 (520) 322-6634 attn:
Investor Relations.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued.
In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     As provided in the Warrant Agreement, no more than 2,700,000 Warrants ("Maximum Allowable Amount") may be exercised into Common Stock. This Warrant Certificate may be exercised only for so many Warrants as do not exceed the Maximum Allowable Amounts determined in accordance with the provisions of the Warrant Agreement.

The term "Expiration Date" shall mean the first to occur of : (A) the receipt by the Warrant Agent of: (i) duly executed Subscription Forms exercising Warrants into 2,700,000 shares of Common Stock, in the aggregate, ("Warrants Being Exercised") determined in the manner provided in the Warrant Agreement and (ii) the payment in cash, or by official bank or certified check in an aggregate amount equal to the full purchase price of the Warrants Being
Exercised or (B) 5:00 P.M.  (New York time) on July 31, 1997.   If such date
shall be a federal holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which is not a federal holiday or a day on which banks are authorized to close.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Illinois.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.


     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                  						Work Recovery, Inc.


Dated:_______________ 	               		By:_______________________________

                                  						By:_______________________________


Countersigned:

HARRIS TRUST AND SAVINGS BANK
as Warrant Agent


By:_____________________________
    Authorized Officer



                  [FORM OF REVERSE OF WARRANT CERTIFICATE]

                TRANSFER FEE:  $_______ PER CERTIFICATE ISSUED

                            SUBSCRIPTION FORM

                   To Be Executed by the Registered Holder
                        in Order to Exercise Warrants


     The undersigned Registered Holder hereby irrevocably elects to exercise _______Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of :

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                     [please print or type name and address]


                      and be delivered to

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                     [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated: _______________ 			              	_________________________________

                                  							_________________________________

                                  							_________________________________
                                        								Address


                 	 ----------------------------------------
                      	Taxpayer Identification Number


                 	 ----------------------------------------
                          	Signature Guaranteed


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THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO
THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                               ASSIGNMENT


                   To Be Executed by the Registered Holder
                        in Order to Assign Warrants

FOR VALUE RECEIVED, __________________  hereby sells, assigns and transfers unto


          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                             OF TRANSFEREE


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                 [please print or type name and address]


_________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: __________________		                 	________________________________
                                            							Signature Guaranteed